NEUBERGER BERMAN INCOME FUNDS
TRUST INSTRUMENT

SCHEDULE A

Investor Class

Neuberger Berman Core Bond Fund
Neuberger Berman High Income Bond Fund
Neuberger Berman Municipal Intermediate Bond Fund
Neuberger Berman Municipal Money Fund
Neuberger Berman New York Municipal Money Fund
Neuberger Berman Short Duration Bond Fund
Neuberger Berman Strategic Income Fund

Trust Class

Neuberger Berman Core Bond Fund
Neuberger Berman High Income Bond Fund
Neuberger Berman Short Duration Bond Fund

Neuberger Berman Strategic Income Fund

Advisor Class

Neuberger Berman Core Bond Fund

Neuberger Berman Strategic Income Fund

Institutional Class

Neuberger Berman Core Bond Fund
Neuberger Berman Floating Rate Income Fund
Neuberger Berman High Income Bond Fund
Neuberger Berman Municipal Intermediate Bond Fund
Neuberger Berman Short Duration Bond Fund
Neuberger Berman Strategic Income Fund

Reserve Class

Neuberger Berman Tax-Free Money Fund

Class A

Neuberger Berman Core Bond Fund
Neuberger Berman Floating Rate Income Fund
Neuberger Berman High Income Bond Fund
Neuberger Berman Municipal Intermediate Bond Fund
Neuberger Berman Short Duration Bond Fund
Neuberger Berman Strategic Income Fund

Class C

Neuberger Berman Core Bond Fund
Neuberger Berman Floating Rate Income Fund
Neuberger Berman High Income Bond Fund
Neuberger Berman Municipal Intermediate Bond Fund
Neuberger Berman Short Duration Bond Fund
Neuberger Berman Strategic Income Fund

Class R2

Neuberger Berman High Income Bond Fund

Neuberger Berman Municipal Intermediate Bond Fund

Neuberger Berman Short Duration Bond Fund

Class R3

Neuberger Berman High Income Bond Fund

Neuberger Berman Municipal Intermediate Bond Fund

Neuberger Berman Short Duration Bond Fund

DATED: October 7, 2009